 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-32612-99 and Form S-8 No. 333-157040) pertaining to the Employees’ Savings Plan of Ashland Inc. of our report dated 22 June 2009, with respect to the financial statements and schedule of the Ashland Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended 31 December 2008.

                                                /s/ Ernst & Young LLP

Cincinnati, Ohio
22 June 2009